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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 17 to Registration Statement No. 033-11010 on Form N-1A (the "Registration Statement") of our report dated February 5, 1999, appearing in the Annual Report of the Composite Deferred Series, Inc. for the period ended December 31, 1998, and to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Public Accountants" in the Statement of Additional Information, which is part of such Registration Statement.


/S/  Deloitte & Touche LLP
San Francisco, California
April 28, 1999